UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2022

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3321 College Avenue, Suite 246 Davie, Florida	33314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “the Company,” “Organicell,” “we,” “us” and “our” refer to Organicell Regenerative Medicine, Inc. and its subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2022, Organicell’s Board of Directors (“Board”) agreed to accept the resignation of Mr. Matthew Sinnreich, who was previously serving as the Acting Chief Executive Officer and President of the Company and as a member of the Company’s Board of Directors. The Board also agreed to appoint Mr. Ian Bothwell, the Company’s Chief Financial Officer to serve as the Company’s Interim Chief Executive Officer while the Board commences its process to identify suitable candidates to fill the Chief Executive Officer position. The Board hopes that it will be able to successfully complete this search during the next ninety (90) days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2022	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Ian Bothwell
Ian Bothwell Interim Chief Executive Officer and Chief Financial Officer

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